Exhibit 4.23

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Issuer

CITIGROUP INC.

Guarantor

INDENTURE

Dated as of             , 2016

Senior Debt Securities

THE BANK OF NEW YORK MELLON

Trustee

This Cross Reference Sheet, showing the location in the Indenture of the provisions inserted pursuant to Section 310-318(a), inclusive, of the Trust Indenture Act of 1939, is not to be considered a part of the Indenture.

TRUST INDENTURE ACT CROSS REFERENCE SHEET

SECTION OF ACT	SECTION OF INDENTURE

310(a)(1)	10.06(a)
310(a)(2)	10.06(a)
310(a)(3)	Not applicable
310(a)(4)	Not applicable
310(b)	10.06(b)
310(c)	Not applicable
311	10.09
312	9.01
313	9.04
314(a)	9.03
314(b)	Not applicable
314(c)	17.01(a)
314(d)	Not applicable
314(e)	17.01(a)
315(a)	10.02(b)(i)
315(b)	10.03
315(c)	10.02(a)
315(d)	10.02(b)
315(e)	6.08
316(a)	6.06 and 7.03
316(b)	6.07
317(a)	6.03 and 6.04
317(b)	5.03
318(a)	17.06

i

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		Page
SECTION 17.08.	Legal Holiday	72

SECTION 17.09.	Separability Clause	72

SECTION 17.10.	Benefits of Indenture	72

SECTION 17.11.	Counterparts Originals	73

SECTION 17.12.	Governing Law, Etc.	73

SECTION 17.13.	Waiver of Jury Trial	73

Exhibit A Form of Global Note

v

INDENTURE dated as of              , 2016, by and between Citigroup Global Markets Holdings Inc., a corporation organized and existing under the laws of the State of New York (the “Company”), Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company is authorized and empowered to borrow money for its purposes and to issue its bonds, debentures, notes and other obligations for money so borrowed;

WHEREAS, the Company has duly authorized the issue, in one or more series as in this Indenture provided, from time to time of its senior unsecured debt securities (the “Securities”) and, to provide the general terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Guarantor has duly authorized the full and unconditional guarantee of the Securities and, to provide the general terms and conditions of the Securities and the guarantee of the same, the Guarantor has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trust herein created; and

WHEREAS, each of the Company and the Guarantor jointly and severally represents that all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, and paid for and issued, the valid, binding and legal obligation of the Company, will, at the time of such execution, authentication and delivery, have been done and performed, that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed, that the execution of this Indenture has in all respects been duly authorized and that the issue hereunder of the Securities will, at the time of the issue thereof, have in all respects been duly authorized, and each of the Company and the Guarantor, in the exercise of each and every legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver, in the case of the Company, and guarantee, in the case of the Guarantor, the Securities;

NOW, THEREFORE:

That, for the benefit of the other parties and for the equal and proportionate benefit of all of the present and future holders of the Securities, each party agrees and covenants as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.01. Definitions.

Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, the terms defined in this Section 1.01 for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings assigned to such terms therein. All accounting terms used in this Indenture and not expressly defined shall have the meaning assigned to such terms in accordance with U.S. generally accepted accounting principles, as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Affiliate:

The term “Affiliate”, with respect to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authenticating Agent:

The term “Authenticating Agent” shall have the meaning specified in Section 10.11.

Board of Directors:

The term “Board of Directors” shall mean either the board of directors of the Company or the Guarantor, as applicable, or the executive, funding or any other committee of that board duly authorized to act in respect hereof.

Board Resolution:

The term “Board Resolution” shall mean a copy of a resolution(s) certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee of the Board of Directors of the Company or the Guarantor, as applicable or any officer or employee of the Company or the Guarantor, as applicable, authorized to take such action by a Board Resolution.

business day:

The term “business day”, when used with respect to any particular location referred to in this Indenture or in the Securities, shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

cash; Currency:

The terms “cash” and “Currency” shall mean U.S. Dollars or any Security Currency.

Company:

The term “Company” shall mean Citigroup Global Markets Holdings Inc., a corporation organized and existing under the laws of the State of New York and, subject to the provisions of Section 5.05, shall also include its successors and assigns.

Company Order; Company Request:

The term “Company Order” or “Company Request” shall mean, respectively, a written order or request signed in the name of the Company by the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, a Deputy Treasurer, the General Counsel or any Assistant Treasurer of the Company, or a person authorized by such person or by or pursuant to a Board Resolution, and delivered to the Trustee.

Corporate Trust Office:

The term “Corporate Trust Office”, or other similar term, shall mean the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 7 East, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the holders and the Company and the Guarantor, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders, the Company and the Guarantor).

Default:

The term “Default” shall have the meaning specified in Section 10.03.

Defaulted Interest:

The term “Defaulted Interest” shall have the meaning specified in Section 3.08(b).

Definitive Security:

The term “Definitive Security” shall mean any Security, evidencing all or a part of a series of Securities, issued in fully registered certificated form (other than a Global Security).

Depositary:

The term “Depositary”, with respect to the Securities of any series issuable in the form of one or more Global Securities, shall mean the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

Designated Currency

The term “Designated Currency” shall have the meaning specified in Section 3.12.

Event of Default:

The term “Event of Default” shall have the meaning specified in Section 6.01.

Exchange Act:

The term “Exchange Act” shall mean the Securities Exchange Act of 1934.

Foreign Currency:

The term “Foreign Currency” shall mean a currency issued by the government of any country or economic union other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

Global Security:

The term “Global Security” shall mean any Security evidencing all or part of a series of Securities, issued in fully registered certificated form to the Depositary for such series in accordance with Section 3.04, which shall be substantially in the form of Exhibit A or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemented hereto.

Government Obligations:

The term “Government Obligations” shall mean (a) direct obligations of a sovereign other than the United States or an entity described in Rule 902(k)(2)(vi) under the Securities Act or (b) U.S. Government Obligations.

Guarantee:

The term “Guarantee” shall mean the guarantee of the Company’s obligations to the Securityholders under this Indenture and the Securities by the Guarantor pursuant to Article Sixteen.

Guarantor:

The term “Guarantor” shall mean Citigroup Inc., a Delaware corporation, and its successors and permitted assigns.

Indebtedness:

The term “Indebtedness” shall mean any and all obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

Indenture:

The term “Indenture” shall mean, with respect to a series of Securities, this indenture, all applicable supplemental indentures and the relevant Board Resolution.

interest:

The term “interest” shall mean interest payable on any Security, and, when used with respect to an Original Issue Discount Security which by its terms accrues interest only after Maturity, means interest payable after Maturity.

Interest Payment Date:

The term “Interest Payment Date”, with respect to any Security, shall mean the Stated Maturity of an installment of interest on such Security, as specified in or pursuant to the relevant Board Resolution or supplemental indenture, as applicable.

Investment Company Act:

The term “Investment Company Act” shall mean the Investment Company Act of 1940.

Mandatory Sinking Fund Payment:

The term “Mandatory Sinking Fund Payment” shall have the meaning specified in Section 14.01(b).

Maturity; Maturity Date:

The term “Maturity” or “Maturity Date”, with respect to any Security, shall mean the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.

Members:

The term “Members” shall have the meaning specified in Section 3.04(c).

Officers’ Certificate:

The term “Officers’ Certificate” when used (i) with respect to the Company, shall mean a certificate signed by the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, a Deputy General Counsel, a Vice President, the Controller, the Treasurer or a Deputy Treasurer, and by an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and (ii) with respect to the Guarantor, shall mean a certificate signed by the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, a Vice President, the Treasurer or a Deputy Treasurer and by an Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor, or, in each case, a person authorized by such person or by or pursuant to a Board Resolution, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.01 if and to the extent required by the provisions of Section 17.01.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion satisfactory to the Trustee in writing signed by legal counsel, who may be an employee of or of counsel to the Company or the Guarantor, or may be other counsel to the Company or the Guarantor. Each such opinion shall include the statements provided for in Section 17.01 if and to the extent required by the provisions of Section 17.01.

Optional Sinking Fund Payment:

The term “Optional Sinking Fund Payment” shall have the meaning specified in Section 14.01(b).

Original Issue Discount Security:

The term “Original Issue Discount Security” means any Security which provides in all circumstances for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

Outstanding:

The term “Outstanding”, with respect to a series of Securities, shall mean, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, including Securities owned by the Company or any other obligor upon the Securities, or any Affiliate of the Company or of such other obligor, except:

(1) Securities of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities of such series or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities or for its obligations with respect to which the Company shall have been discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities of such series that have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; and

(4) Securities of such series or portions thereof as to which the Company shall have deposited in trust funds or Government Obligations and complied with other conditions as specified in Section 12.04;

provided, however, that in determining whether the holders of the requisite principal amount of Securities Outstanding of a series have performed any action hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities that a Responsible Officer of the Trustee knows to be so owned shall be disregarded; provided further that in determining whether the holders of the requisite principal amount of the Securities then Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 and (B) the principal amount of any other Security that shall be deemed to be Outstanding for such purposes shall be the amount designated on the face thereof as its principal amount, stated principal amount, face amount or similar term. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

Paying Agent:

The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and which shall initially be Citibank, N.A.

Person:

The term “Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization, or a government or an agency or political subdivision thereof.

Place of Payment:

The term “Place of Payment”, with respect to any Security, shall mean the place or places where the principal of and/or interest on the Securities of that series are payable as specified pursuant to Section 3.01.

principal:

The term “principal” shall mean principal (including any premium) payable on any Security. With respect to Securities described in Section 3.01(b)(vi), in the context of the amount payable at Maturity, upon acceleration pursuant to Section 6.02 or upon redemption pursuant to Article Four, the term “principal” shall mean the amount of cash or property payable on such Securities at Maturity, upon acceleration or upon redemption, as applicable, as specified under the terms of such Securities.

Record Date:

The term “Record Date”, with respect to any interest payable on any Security on any Interest Payment Date, shall mean the date specified in such Security for the payment of interest pursuant to Section 3.01 or, if no such date is so specified, the close of business on the business day preceding such Interest Payment Date.

Redemption Date:

The term “Redemption Date”, with respect to any Security to be redeemed in whole or in part, shall mean the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security.

Redemption Price:

The term “Redemption Price”, when used with respect to any Security to be redeemed, shall mean the price at which it is to be redeemed as therein provided or specified in or pursuant to the relevant Board Resolution or supplemental indenture, as applicable or, if no such price is so provided or specified, the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Register:

The term “Register” shall have the meaning specified in Section 3.05(a).

Registrar:

The term “Registrar” shall have the meaning specified in Section 3.05(a).

Responsible Officer:

The term “Responsible Officer” of the Trustee hereunder shall mean any officer associated with the corporate trust department of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, who shall have direct responsibility for the administration of this Indenture.

SEC:

The term “SEC” shall mean the U.S. Securities and Exchange Commission.

Securities Act:

The term “Securities Act” shall mean the Securities Act of 1933.

Security:

The term “Security” shall mean one of the Securities of a series duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

Security Currency:

The term “Security Currency”, with respect to Securities of any series, shall mean the currency in which such Securities are denominated and/or payable as specified in or pursuant to the Board Resolution for such series.

Security Custodian:

The term “Security Custodian” shall mean the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.

Securityholder; holder of Securities;

holder; registered holder:

The term “Securityholder” or “holder of Securities” or “holder” or “registered holder” shall mean the Person in whose name such Security shall be registered in the Register kept for that purpose hereunder.

Significant Subsidiary:

The term “Significant Subsidiary” shall have the meaning specified in Section 5.04(c) or Section 16.04(c), as applicable.

Special Record Date:

The term “Special Record Date” shall have the meaning specified in Section 3.08(b)(i).

Stated Maturity:

The term “Stated Maturity”, with respect to any Security or any installment of interest thereon, shall mean the date specified in such Security as the fixed date on which the principal (or any portion thereof) of such Security or such installment of interest is due and payable.

Subsidiary:

The term “Subsidiary”,when used with respect to any Person, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or in the case of a partnership or any other entity other than a corporation, the outstanding equity interests, are owned, directly or indirectly, by such Person. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Trust Indenture Act:

The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939.

Trustee:

The term “Trustee” shall mean the trustee hereunder for the time being, whether original or successor, and if at any time there is more than one such trustee, “Trustee” as used with respect to the Securities of such series shall mean the trustee with respect to Securities of that series.

U.S. Dollars:

The term “U.S. Dollars” shall mean such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall mean securities that are either (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case under clause (1) or (2), are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

United States; U.S.:

The term “United States” or “U.S.” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Voting Stock:

The term “Voting Stock” shall have the meaning specified in Section 5.04(b) or Section 16.04(b), as applicable.

SECTION 1.02. Other Interpretive Provisions.

(a) The definitions of terms in this Indenture shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:

(i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms hereof and thereof (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein),

(ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, except that references herein to the Company, the Guarantor or the Trustee shall include such Person’s successors and permitted assigns only to the extent explicitly permitted as set forth herein,

(iii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law shall, unless otherwise specified, refer to such law as amended, modified or supplemented from time to time, and

(iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Indenture.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01. Forms Generally.

(a) The Securities of each series shall be substantially in the form of Exhibit A hereto or such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b) In the event that Definitive Securities are to be issued, either originally or in exchange for interests in a Global Security, the form thereof shall be as set forth in or pursuant to a Board Resolution.

(c) The terms and provisions of each series of Securities as reflected in or pursuant to the Board Resolution(s) or supplemental indenture(s) which establish such series of Securities shall constitute, and are hereby expressly made, a part of this Indenture.

(d) In the event of any conflict or inconsistency between the terms of this Indenture and the terms of the related supplemental indenture(s) or Board Resolution(s), the terms of such supplemental indenture(s) or Board Resolution(s), as applicable, shall govern.

SECTION 2.02. Form of Trustee’s Certificate of Authentication.

(a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the holder thereof to any right or benefit under this Indenture, and the certificate of authentication by the Trustee upon any such Security executed on behalf of the Company as aforesaid shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(b) Each Security shall be dated the date of its authentication, except that any Global Security may be dated as of the date specified as contemplated in Section 3.01(b)(xv).

(c) The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A.

SECTION 2.03. Form of Trustee’s Certificate of Authentication by an Authenticating Agent.

If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as set forth in Exhibit A.

ARTICLE THREE

THE SECURITIES

SECTION 3.01. Amount Unlimited; Issuable in Series.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

(b) The Securities may be issued in one or more series. There shall be established by or pursuant to a Board Resolution or in such other manner as the Company and the Trustee (or any Authenticating Agent) may agree, or established in one or more supplemental indentures, prior to the issuance of Securities of any series:

(i) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(ii) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.06, Section 3.07 or Section 4.06);

(iii) the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of the Securities of such series are or may be payable;

(iv) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of holders to whom interest is payable on such Interest Payment Dates;

(v) if other than U.S. Dollars, the Currency in which Securities of the series shall be denominated or in which payment of the principal of or interest on the Securities of the series shall be payable and any other terms concerning such payment;

(vi) if the amount of payment of principal of or interest on the Securities of the series, or the type of property in which the payment of principal or interest may be made, may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable or the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or of one or more of the foregoing, the manner in which such amounts shall be determined;

(vii) if the principal of or interest on Securities of the series are to be payable, at the election of the Company or a holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(viii) the place or places, if any, in addition to or instead of the Corporate Trust Office where the principal of and interest on Securities of the series shall be payable;

(ix) the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(x) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xi) if other than minimum denominations of $1,000 or any integral multiple thereof, the minimum denominations in which Securities of the series shall be issuable;

(xii) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(xiii) provisions, if any, for the defeasance of Securities of the series or the applicability of a sinking fund to the series;

(xiv) the Depositary for the Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby;

(xv) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(xvi) the form of the Securities of the series; and

(xvii) any other terms of the Securities of the series, including additional conditions to closing, Events of Default and/or covenants of the Company and/or the Guarantor not inconsistent with this Indenture or Federal or applicable State securities laws.

(c) All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to such Board Resolution, or in any such supplemental indenture.

SECTION 3.02. Denominations and Minimum Investment.

(a) In the absence of any specification otherwise pursuant to Section 3.01 with respect to Securities of any series and subject to Section 3.02(b), the Securities of such series shall be issuable only in registered form in denominations of any integral multiple of $1,000, and shall be payable only in U.S. Dollars.

(b) If the Securities of any series are issued in a Currency other than U.S. Dollars, the denominations shall be the approximate equivalents of the amounts specified in Section 3.02(a), as determined by the Company using commercially reasonable judgment, and such Securities shall be payable only in the Currency in which the Securities are denominated.

SECTION 3.03. Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed in the name and on behalf of the Company by the manual, facsimile or electronic signature of its Chairman of the Board of Directors, a Vice Chairman, its President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the General Counsel, a Deputy General Counsel or any Vice President, or a person authorized by such person or by or pursuant to a Board Resolution, under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise), which shall be attested by the manual, facsimile or electronic signature of its Secretary or an Assistant Secretary. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the amount of such Securities to be authenticated and the date on which the original issue of such Securities is to be authenticated.

(c) In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 10.02) shall be fully protected in relying upon:

(i) the supplemental indenture or Board Resolution relating thereto;

(ii) an Officers’ Certificate of the Company and the Guarantor prepared in accordance with Section 17.01, which will also advise as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default; and

(iii) an Opinion of Counsel prepared in accordance with Section 17.01, which shall also state:

(A) that the form and terms of such Securities have been established by or pursuant to one or more Board Resolutions, by a supplemental indenture as permitted by Section 15.01(a)(ix), or by both such resolution or resolutions and such supplemental indenture, in conformity with the provisions of this Indenture;

(B) that the supplemental indenture, if any, when executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and legally binding obligation of the Company and the Guarantor;

(C) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefit of this Indenture;

(D) that the Company has the corporate power to issue such Securities, and has duly taken all necessary corporate action with respect to such issuance;

(E) that the Guarantor has the corporate power to guarantee the Securities, and has duly taken all necessary action with respect to such guarantee;

(F) that the issuance of such Securities will not contravene the certificate of incorporation or by-laws of the Company or the Guarantor or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement by which the Company or the Guarantor is bound and, with respect to the Guarantor, under which long-term debt of the Guarantor as reflected in its latest financial statements on file with the SEC is Outstanding; and

(G) that all requirements of this Indenture applicable to the Company in respect of the execution and delivery by the Company of such Securities and applicable to the Guarantor in respect of the Guarantee and of such supplemental indenture, if any, have been complied with and that, assuming (1) all requisite corporate authorization on the part of the Trustee, (2) continued compliance by the Trustee with the terms of the Indenture specifically applicable to the Trustee, and (3) due authentication and delivery of such Securities by the Trustee, the execution and delivery of such supplemental indenture, if any, will not violate the terms of this Indenture, and that, other than compliance with federal and state securities laws, no authorization, approval or consent by any regulatory or statutory or other public authority is required in connection with the execution and delivery of such supplemental indenture or for the creation, issuance, authentication and delivery of the Securities pursuant to this Indenture.

(d) The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(e) Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Securities of such series.

(f) Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once, prior to the authentication and delivery of the first Security of such series, with appropriate modifications to the information otherwise required to be set forth in such documents to account for the fact that the Securities of such series may be issued at different times, in different amounts and with different terms.

SECTION 3.04. Global Securities.

(a) Unless otherwise provided by or pursuant to a Board Resolution or supplemental indenture pursuant to Section 3.01, the Securities will be issued as Global Securities, and the Depositary will be The Depository Trust Company, New York, New York. The Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities, substantially in the form of Exhibit A or such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture and in or pursuant to a Board Resolution pursuant to Section 3.01.

(b) Each Depositary designated pursuant to this Indenture must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation or Clearstream Banking S.A., The Euroclear System, CREST and any other securities depository, book-entry system or clearing agency (and their respective successors and assignees) located outside the United States which is so authorized to act under applicable law and identified to the Trustee, the Company and the Guarantor from time to time.

(c) Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Guarantor, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a holder is entitled to take under this Indenture or the Securities.

(d) Except as provided below in this Section 3.04(d), owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities in exchange for such beneficial interests. Definitive Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such beneficial interests if (A) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, or (B) the Depositary ceases to meet the requirements described in Section 3.04(b), at a time when the Depositary is required to do so in order to act as depositary and the Company notifies the Trustee that it is unable to locate a qualified successor Depositary or (C) the Company issues a Company Order to the Trustee to allow some or all of the Global Securities to be exchangeable for Definitive Securities. In connection with the exchange of an entire Global Security for Definitive Securities pursuant to this Section 3.04(d), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations, and the Registrar shall register such exchanges in the Register.

SECTION 3.05. Registrar and Paying Agent.

(a) The Company hereby appoints Citibank, N.A. as Registrar and Paying Agent in connection with the Securities and this Indenture, until such time as another Person is appointed as such. The Registrar shall keep, at an office or agency to be maintained by it in New York, New York, and, if so designated by the Company, in any other office or agency in or outside of the United States, where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such New York office and in any other office or agency in or outside the United States being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee.

Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company or any Affiliate of the Company may act as Registrar, Paying Agent or transfer agent. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b) The Company shall enter into an appropriate agency agreement with any other Registrar or Paying Agent not a party to or signatory on this Indenture, which agreement shall implement the provisions of this Indenture that relate to such agent, and the Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such upon written direction from the Company or upon receipt by a Responsible Officer of other written notification that the Company has failed to maintain a Registrar or Paying Agent and shall be entitled to appropriate compensation therefor pursuant to Section 10.01.

SECTION 3.06. Transfer and Exchange.

(a) Subject to the other provisions of this Section 3.06, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the holder thereof or such holder’s attorney duly authorized in writing.

(b) To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article Three, the Company will execute and, upon Company Order, the Trustee or the Authenticating Agent will authenticate and make available for delivery Definitive Securities and Global Securities, as applicable, at the Registrar’s request.

(c) No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charges payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Article Four).

(d) The Registrar shall not be required to register the transfer of or exchange of (i) any Security for a period beginning (A) 15 days before the delivering of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such delivering or (B) 15 days before an Interest Payment Date and ending on such Interest Payment Date and (ii) any Security selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.

(e) Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the holder thereof as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Guarantor, the Trustee, the Paying Agent or the Registrar or the Security Custodian shall be affected by notice to the contrary.

(f) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(g) Subject to this Section 3.06, in connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and upon Company Order the Trustee shall authenticate and make available for delivery to the exchanging holder, a new Definitive Security representing the principal amount not so exchanged.

(h) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine compliance with the express requirements hereof.

SECTION 3.07. Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the Trustee at the Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee security and indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee has received notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c) Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d) Every new Security of any series issued pursuant to this Section 3.07 shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e) The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.08. Payment of Interest; Interest Rights Preserved.

(a) Generally.

(i) Except as otherwise specified pursuant to Section 3.01, interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, if any, at such other office of the Paying Agent in New York, New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, if provided pursuant to Section 3.01 and in accordance with arrangements satisfactory to the Trustee, at the option of the registered holder by wire transfer to an account designated by the registered holder.

(ii) Except as otherwise specified pursuant to Section 3.01, accrued interest on each Security shall be payable by the Company in arrears on each Interest Payment Date and on the Maturity Date.

(b) Defaulted Interest. Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of his or her having been such a registered holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in this Section 3.08(b).

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.08(b)(i). Thereupon the Trustee, at the direction of the Company, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the

Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the holders of such Securities, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 3.08(b)(ii) below.

(ii) The Company may alternatively make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to Section 3.08(b)(i), such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.09. Cancellation.

Unless otherwise specified in or pursuant to a Board Resolution or supplemental indenture pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Company upon written request by the Company. The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.

SECTION 3.10. Book-Entry Only System.

If specified by the Company pursuant to Section 2.01 with respect to Securities represented by a Global Security, a series of Securities may be issued initially in book-entry only form and, if issued in such form, shall be represented by one or more Global Securities registered in the name of the Depositary with respect thereto or its nominee and, so long as such system of registration is in effect, (a) Securities of a series so issued in book-entry form will not be issuable in the form of or exchangeable for Securities in certificate or definitive registered form, except as provided in Section 3.04(d), (b) the records of the Depositary will be determinative for all purposes and (c) neither the Company, the Guarantor, the Trustee nor the Paying Agent, Registrar or transfer agent for such Securities will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of owners of beneficial interests in the Securities of such series, (ii) maintaining, supervising or reviewing any records relating to such beneficial interests, (iii) receipt of notices, voting and requesting or directing the Trustee to take, or not to take, or consenting to, certain actions hereunder, or (iv) the records and procedures of the Depositary.

SECTION 3.11. Currency of Payments in Respect of Securities.

(a) Except as otherwise specified in or pursuant to a Board Resolution or supplemental indenture provided for in Section 3.01, payment of the principal of and interest on Securities of such series will be made in U.S. Dollars.

(b) For purposes of any provision of the Indenture where the holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified (in a Board Resolution or supplemental indenture or, if not therein specified, in a Company Order) pursuant to Section 3.01 for Securities of such series, as of the date for determining whether the holders entitled to perform such action have performed it or as of the date of such decision or any such determination by the Trustee, as the case may be.

(c) Except as otherwise specified in or pursuant to a Board Resolution or supplemental indenture provided for in Section 3.01, in the event that payments in a Foreign Currency are unable to be made in such Foreign Currency when such payments become due, the Company shall determine, in accordance with reasonable market practice, the amount of U.S. Dollars payable in respect of any particular payment under such Securities. Such payment shall be equal to the amount of the relevant exchange rate prevailing as of 11:00 a.m. (London time) on the day which is 2 business days prior to the relevant payment date, less any costs incurred by the Company for such conversion (to be shared pro rata among the holders of such Securities accepting U.S. Dollar payments in the proportion of their respective holdings). If an exchange rate bid quotation is not available, the Company shall obtain a bid quotation from a leading foreign exchange bank in London selected by the Company for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment will be made in the applicable Foreign Currency to the account or accounts specified by the Company. For purposes of this Section 3.11(c), a “business day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York, New York and London, England.

SECTION 3.12. Judgment Currency.

The Company and the Guarantor may provide (in or pursuant to a Board Resolution or supplemental indenture) pursuant to Section 3.01 for Securities of any series that:

(a) the obligation of the Company or the Guarantor, as applicable, to pay the principal of and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified (in a Board Resolution or supplemental indenture) pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency;

(b) the obligation of the Company or the Guarantor, as applicable, to make payments in the Designated Currency of the principal of and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged by payment in a currency other than the Designated Currency only to the extent of the amount in the Designated Currency that the holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community, as applicable, immediately following the day on which such holder receives such payment;

(c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Guarantor, as applicable, shall pay such additional amounts as may be necessary to compensate for such shortfall;

(d) if the amount in the Designated Currency that may be so purchased is in excess of the amount originally due, the Company or the Guarantor, as applicable, shall retain, or have paid to it, such excess; and

(e) any obligation of the Company or the Guarantor, as applicable, not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

SECTION 3.13. Security Numbers.

The Company in issuing any series of Securities may use CUSIP numbers, ISINs and/or common codes, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in such CUSIP numbers, ISINs and/or common codes.

ARTICLE FOUR

REDEMPTION OF SECURITIES

SECTION 4.01. Applicability of Right of Redemption.

Redemption of Securities permitted by the terms of any series of Securities shall be made in accordance with such terms and, except as otherwise specified pursuant to Section 3.01 for Securities of any series, in accordance with this Article Four.

SECTION 4.02. Selection of Securities to be Redeemed.

(a) If the Company shall at any time elect to redeem all of the Securities of a series then (for purposes of this Section 4.02, meaning Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue) Outstanding, it shall at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date.

(b) If the Company shall at any time elect to redeem less than all of the Securities of a series (as specified in Section 4.02(a)) then Outstanding, it shall at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Securities shall be selected, in the case of Global Securities, in accordance with the applicable procedures of the Depositary, and in the case of Definitive Securities, in a manner the Trustee shall deem appropriate. Unless otherwise provided in or pursuant to a Board Resolution or supplemental indenture established pursuant to Section 3.01, no Security of a denomination of $1,000 shall be redeemed in part and Securities may be redeemed in part only in integral multiples of $1,000. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series.

(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

SECTION 4.03. Notice of Redemption.

(a) The election of the Company to redeem any Securities of any series shall be evidenced by a written notice of redemption given by the Company or, at the Company’s request and provision of such notice information, by the Trustee in the name and at the expense of the Company, not less than 30 nor more than 60 days prior to the Redemption Date, to the holders of Securities of any series to be redeemed in whole or in part pursuant to this Article Four, in the manner provided in Section 17.04. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Failure to give such notice, or any defect in such notice, to the holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the holder of any other Security of such series.

(b) All notices of redemption shall identify the Securities to be redeemed (including applicable CUSIP numbers, ISINs and/or common codes) and shall state:

(i) such election by the Company to redeem Securities of such series;

(ii) the Redemption Date;

(iii) the Redemption Price;

(iv) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(v) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date;

(vi) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price, and that the Securities designated in such notice for redemption are required to be presented on or after such Redemption Date at the designated Place of Payment; and

(vii) if any Security of any series is to be redeemed in part, that on and after the Redemption Date, upon surrender of such Security, such Security will be canceled and a new Security or Securities of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued and delivered without charge to the holder or, in the case of Securities providing appropriate space for such notation, at the option of the holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

SECTION 4.04. Deposit of Redemption Price.

On or prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money in the Currency in which such Securities are payable (as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

SECTION 4.05. Securities Payable on Redemption Date.

(a) Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption as provided in Section 4.05(a), the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 4.06. Securities Redeemed in Part.

On each occasion on which a series of Securities represented by a Global Security are redeemed in part pursuant to Section 4.02(b), the Security Custodian will notate, or caused to be notated, the resulting decrease in the aggregate principal amount of the Securities Outstanding of that series on the schedule to such Global Security, whereupon the aggregate principal amount Outstanding of the Securities of such series shall for all purposes be as most recently so notated on such Global Security.

ARTICLE FIVE

COVENANTS

The Company hereby covenants and agrees as follows:

SECTION 5.01. Payment of Principal and Interest.

The Company will duly and punctually pay the principal of each series of the Securities, and the interest which shall have accrued thereon, at the dates and place and in the manner provided in the Securities and in this Indenture.

SECTION 5.02. Maintenance of Office or Agency.

(a) As long as any of the Securities will remain Outstanding, the Company will maintain an office or agency in New York, New York, where the Securities may be presented or surrendered for payment, exchange and registration of transfer as in this Indenture provided and where notices and demands to or upon the Company in respect of this Indenture and of the Securities may be served. The Company will from time to time give written notice to the Trustee of the location, and any change in the location, of such office or agency. In case the Company shall fail to maintain such required office or agency or to give such notice of its location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee. The Company hereby initially designates the principal office of the Paying Agent as its office or agency for all the above purposes.

(b) The Company may also from time to time designate additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of the United States), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in Section 5.02(a). The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such additional office or agency.

SECTION 5.03. Money for Securities Payments to be Held in Trust.

(a) If the Company or the Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or the Guarantor will set apart and segregate and hold in trust for the benefit of the holders of such Securities a sum sufficient to pay such principal or interest which shall have so become payable and will notify the Trustee of its failure to act in that regard and of any failure by the Company, the Guarantor or any other obligor upon the Securities of that series to make any such payment.

(b) If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of or interest on any series of Securities, then, on or before the date on which the principal of or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Company will pay to such Paying Agent a sum sufficient to pay such principal or interest to be held in trust for the benefit of the holders of such Securities.

(c) If the Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent and the Company shall agree with the Trustee, subject to the provisions of this Section 5.03 and Section 12.09, that such Paying Agent shall:

(i) hold all sums held by such Paying Agent for the payment of the principal of or interest on the Securities of that series in trust for the benefit of the holders of such Securities;

(ii) give to the Trustee notice of any default by the Company, the Guarantor or any other obligor upon the Securities of that series in the making of any payment of the principal of or interest on the Securities of that series when the same shall have become due and payable; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d) Anything in this Section 5.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any Paying Agent other than the Trustee as required by this Section 5.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

SECTION 5.04. Restrictions on Sales of Voting Stock of Certain Significant Subsidiaries.

(a) The Company will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or shall hereafter be acquired, without effectively providing that the Securities (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. For the purposes of the foregoing, pledging, placing a lien on or creating a security interest in any shares of Voting Stock of a Significant Subsidiary in order to secure then outstanding Indebtedness of the Company or any Subsidiary shall be deemed to be the incurrence, issuance, assumption or guarantee (as the case may be) of such Indebtedness, but the foregoing shall not apply to Indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including extensions, renewals and replacements of such Indebtedness without increase in the amount thereof.

(b) For the purposes of Section 5.04(a), the term “Voting Stock” shall mean capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, or substantially equivalent interests in the case of an entity other than a corporation; provided that, for the purposes hereof, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

(c) For the purposes of Section 5.04(a), the term “Significant Subsidiary” shall mean a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

(i) The Company’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

(ii) The Company’s and its other Subsidiaries’ proportionate share of the total assets (after inter-company eliminations) of the Subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(iii) The Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

(d) For the purposes of making the prescribed income test in Section 5.04(c)(iii), the following shall be applicable:

(i) When a loss has been incurred by either the Company and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary shall be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation; and

(ii) If income of the Company and its Subsidiaries consolidated for the most recent fiscal year is at least 10% lower than the average of the income for the last five fiscal years, such average income shall be substituted for purposes of the computation. Any loss years shall be omitted for purposes of computing average income.

SECTION 5.05. Restrictions on Merger, Consolidation, Sale and Lease of Assets.

(a) Except as provided in Section 17.05, the Company will not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into any other entity, or sell other than for cash or lease all or substantially all its assets to another entity, unless:

(i) in the case where the Company shall consolidate with or merge into another entity or sell other than for cash or lease all or substantially all of its assets to another entity, the entity formed by such consolidation or into which the Company is merged or the entity which acquires other than for cash, or which leases, all or substantially all of the assets of the Company, shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) either the Company shall be the continuing entity, or the successor, transferee or lessee entity (if other than the Company) shall expressly assume, by supplemental indenture satisfactory to the Trustee, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale or lease, the due and punctual payment of the principal of and interest on all the Securities, according to their tenor and the due and punctual performance and observance of all other obligations to the holders and the Trustee under this Indenture or under the Securities to be performed or observed by the Company;

(iii) immediately after such merger, consolidation, sale or lease, the Company or the successor, transferee or lessee entity (if other than the Company) would not be in default in the performance of any covenant or condition of this Indenture; and

(iv) after giving effect to such merger, consolidation, sale or lease, neither the Company nor any successor will be required to register as an “investment company” under the Investment Company Act.

(b) Upon any consolidation with or merger into any other entity, or any conveyance or lease of all of substantially all of the assets of the Company in accordance with this Section 5.05, the successor entity formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease, any predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 5.06. Compliance Certificate.

(a) Each of the Company and the Guarantor shall furnish to the Trustee annually, within 120 days after the end of each fiscal year of the Company, commencing on May 1, 2016, a certificate from its Chairman of the Board of Directors, President, Chief Financial Officer or Chief Accounting Officer as to his or her knowledge of compliance by the Company or the Guarantor, as applicable, with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default known to him or her and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 17.01 of this Indenture.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto signed in the name of the Company by the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, a Deputy Treasurer, the General Counsel or any Assistant Treasurer of the Company, or a person authorized by such person or by a Board Resolution.

SECTION 5.07. Conditional Waiver by Securityholders of Securities.

Anything in this Indenture to the contrary notwithstanding, the Company or the Guarantor may fail or omit in any particular instance to comply with a covenant or condition set forth in Section 5.04 or Section 5.05 or Section 16.04 or Section 16.05 with respect to any series of Securities if the Company or the Guarantor shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article Seven) of the consent of the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but, except to the extent so expressly waived, no such waiver shall extend to or affect such covenant or condition, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE SIX

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

SECTION 6.01. Events of Default.

(a) Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series (for purposes of this Article Six, having the meaning specified in Section 6.10) shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the Board Resolution or supplemental indenture under which such series of Securities is issued:

(i) the failure of the Company or the Guarantor to pay any installment of interest on any Security of such series, when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days; or

(ii) the failure of the Company or the Guarantor to pay the principal of any Security of such series, when and as the same shall become payable, whether at Maturity as therein expressed, by call for redemption (other than pursuant to a sinking fund), by declaration as authorized by this Indenture or otherwise; or

(iii) the failure of the Company or the Guarantor to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 30 days; or

(iv) the failure of the Company, subject to the provisions of Section 5.07, to observe and perform any other of the covenants or agreements on the part of the Company contained in this Indenture (including in or pursuant to the Board Resolution or supplemental indenture pursuant to which the Securities of such series were issued as contemplated by Section 3.01) (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series), which failure shall not have been remedied to the satisfaction of the Trustee, or without provision deemed by the Trustee to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure and requiring the Company to remedy the same; or

(v) the entry by a court having jurisdiction in the premises of a decree or order: (A) for relief in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law now or hereafter in effect, or (B) appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for substantially all of the property of the Company or (C) ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(vi) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or of substantially all the property of the Company or the making by the Company of an assignment for the benefit of creditors; or

(vii) the occurrence of any other Event of Default with respect to Securities of such series as provided in the supplemental indenture or in or pursuant to the Board Resolution applicable to such series as contemplated by Section 3.01.

(b) No Event of Default with respect to Securities of a series, except with respect to an Event of Default under Section 6.01(a)(v) or (vi), shall constitute an Event of Default with respect to Securities of any other series.

SECTION 6.02. Acceleration; Rescission and Annulment.

(a) If any one or more Events of Default shall happen with respect to Securities of any series at the time Outstanding then, during the continuance of any such Event of Default, the Trustee or the holders of 25% or more in principal amount of such Securities then Outstanding may (and upon the written request of the holders of a majority in principal amount of such Securities then Outstanding, the Trustee shall) declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all the Securities of such series then Outstanding, if not then due and payable, to be due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. Upon payment in full of such amounts in the Currency in which such Securities are payable (as provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b) This Section 6.02, however, is subject to the condition that, if at any time after the principal of all the Securities of such series to which any one or more of the Events of Default is applicable shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Six; provided that:

(i) the Company has paid or deposited with the Paying Agent a sum in the Currency in which such Securities are payable (as provided pursuant to Section 3.01) sufficient to pay: (A) all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.01(a); (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars); (B) all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by the Securities of such series); (C) the principal of any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon; and (D) all other sums payable under this Indenture in respect of such series (except the principal of the Securities of such series which would not be due and payable were it not for such declaration); and

(ii) every other Default and Event of Default under this Indenture with respect to Securities of a series shall have been cured to the reasonable satisfaction of the Trustee or the holders of a majority in principal amount of the Securities of such series then Outstanding, or provision deemed by such holders to be adequate therefor shall have been made, then the holders of a majority in principal amount of the Securities of such series then Outstanding may, by written notice to the Company, the Guarantor and the Trustee, on behalf of the holders of all the Securities of such series, waive the Event of Default by reason of which the principal of the Securities of such series shall have been so declared to be due and payable and may rescind and annul such declaration and its consequences; provided, however, that no such waiver, rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

(c) Any declaration by the Trustee pursuant to Section 6.02(a) shall be by written notice to the Company and the Guarantor, and any declaration or waiver by the holders of Securities of any series pursuant to this Section 6.02 shall be by written notice to the Company, the Guarantor and the Trustee.

SECTION 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the affected Securities or to enforce the performance of any provision of the affected Securities or this Indenture.

(b) Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.01(a), shall be for the ratable benefit of the holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

SECTION 6.04. Trustee as Attorney-in-Fact.

The Trustee is hereby appointed, and each and every holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such holder, with authority to make or file (whether or not the Company shall be in default in respect of the payment of the principal of or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 10.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any holder of any Securities in any such proceeding.

SECTION 6.05. Priorities.

Any moneys collected by the Trustee under this Article Six shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys and, in the case of the distribution of such moneys on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee and any predecessor trustee hereunder under Section 10.01(a).

Second: In case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the order of the Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.

Third: In case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest to the Persons entitled thereto.

Any surplus then remaining shall be paid to the Company or its designee or to such other Persons as a court of competent jurisdiction shall direct in writing.

SECTION 6.06. Control by Holders; Waiver of Past Defaults.

The holders of a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities; provided, however, that, subject to the provisions of Section 10.01 and Section 10.02: (i) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall determine that the proceedings so directed would be illegal or subject it to personal liability or materially adversely affect the rights of the holders of the Securities not parties to such direction; (ii) the Trustee shall have the right to decline to follow any such direction to the extent the Trustee determines it is contrary to prohibitions contained in the Securities Act and applicable State securities laws; and (iii) nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the holders of a majority in principal amount of the Securities of any series at the time Outstanding and the terms of this Indenture. Prior to any declaration accelerating the Maturity of the Securities of any series, the holders of a majority in aggregate principal amount of such series of Securities at the time Outstanding may, on behalf of the holders of all of the Securities of such series, waive any past Default hereunder and its consequences except a default in the payment of interest on or the principal of the Securities of such series. Upon any such waiver the Company, the Guarantor, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

SECTION 6.07. Limitation on Suits.

No holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless such holder previously shall have given to the Trustee written notice of the occurrence of one or more of the Events of Default with respect to such series of Securities, and unless also the holders of 25% in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and unless also there shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after receipt of such notification, request and offer of security and indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notification, request and offer of security and indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any holder of any Security of such series; it being understood and intended that no one or more of the holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company or the Guarantor to pay the principal of and interest on the Securities of such series to the respective holders of such Securities at the respective due dates in such Securities stated, or affect or impair, without the consent of such holders, the right of such holders to institute suit to enforce the payment thereof.

SECTION 6.08. Undertaking for Costs.

All parties to this Indenture and each holder of any Security, by such holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any holder of Securities of any series for the enforcement of the payment of the principal of or the interest on any of the Securities of such series, on or after the respective due dates expressed in such Securities.

SECTION 6.09. Remedies Cumulative.

No remedy herein conferred upon or reserved to the Trustee or to the holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any holder of the Securities of any series to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Article Six to the Trustee and to the holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the holders of Securities of such series, as the case may be. In case the Trustee or any holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such holder of Securities, then and in every such case the Company, the Guarantor, the Trustee and the holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

SECTION 6.10. Meaning of “Series”.

For purposes of Article Six, with respect to Securities issued hereunder, the term “series” shall be deemed to refer to Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

ARTICLE SEVEN

CONCERNING THE SECURITYHOLDERS

SECTION 7.01. Evidence of Action of Securityholders.

Whenever in this Indenture it is provided that the holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage or majority have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing (such action becoming effective, except as herein otherwise expressly provided, when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company).

SECTION 7.02. Proof of Execution or Holding of Securities.

(a) Proof of the execution of any instrument by a Securityholder or his or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(i) The fact and date of the execution by any Person of any such instrument may be proved (A) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (B) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(ii) The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(b) The Trustee may require such additional proof of any matter referred to in this Section 7.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(c) If the Company shall solicit from the holders of Securities of any series any action, the Company may, at its option, by Officers’ Certificate, fix in advance a record date for the determination of holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the holders of Securities of record at the close of business on such record date shall be deemed to be holders of Securities for the purpose of determining whether holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

SECTION 7.03. Company-Owned Securities Disregarded.

(a) In determining whether the holders of the requisite principal amount of the Securities have concurred in any direction, request, waiver or consent under this Indenture, Securities which are owned by the Company or by any other obligor on the Securities or by any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor shall be disregarded, except that (i) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request, waiver or consent, only Securities which the Trustee knows are so owned shall be disregarded and (ii) if all the Outstanding Securities or series of Securities is owned by the Company or such obligor or such person, separately or together, such series shall not be disregarded for the purposes of this Article Seven. Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 7.03 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling, or controlled by, or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

(b) In determining whether the holders of the requisite principal amount of the Outstanding Securities have given any direction, request, waiver or consent under this Indenture, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

SECTION 7.04. Persons Deemed Owners.

(a) The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.08(b)) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary. All payments made to any holder, or upon his or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b) None of the Company, the Guarantor, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 7.05. Revocation of Consents.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities or of any series of Securities specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders of such Security, and of any Securities issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or such other Securities or any Security issued in exchange or substitution therefor.

ARTICLE EIGHT

SECURITYHOLDERS’ MEETINGS

SECTION 8.01. Purpose of Meetings.

A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Eight for any of the following purposes:

(a) to give any notice to the Company, the Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

(b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Ten;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 15.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 8.02. Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Securityholders of any or all series to take any action specified in Section 8.01, to be held at such time and at such place in New York, New York, or in London, England, with respect to Securities of any series issued in a Currency other than U.S. Dollars, as the Trustee shall determine. Notice of every meeting of the Securityholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 17.04, not less than 20 nor more than 90 days prior to the date fixed for the meeting.

SECTION 8.03. Call of Meetings by Company or Securityholders.

In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Securities of any or all series, as the case may be, then Outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders of any or all series to take any action authorized in Section 8.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the Securities of such meeting within 20 days after receipt of such request, then the Company or the holders of such Securities in the amount above specified may determine the time and place in said New York, New York or London, England, as applicable, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 8.02.

SECTION 8.04. Qualification for Voting.

To be entitled to vote at any meeting of Securityholders a person shall be a holder of one or more Securities with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder. The only person who shall be entitled to be present or to speak at any meeting of the Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantor and their respective counsel.

SECTION 8.05. Regulations.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

(c) Subject to the provisions of Section 7.01 and Section 7.04, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 (or the U.S. dollar equivalent thereof for Securities in denominated in a foreign Currency) Outstanding principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a holder of an Outstanding Security or proxy. At any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or Section 8.03 the presence of persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the matter of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 8.06. Voting.

(a) The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the Securityholders or proxies and on which shall be inscribed the aggregate principal amount of the relevant Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceeding of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.02. The record shall be signed and verified by affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

(b) Any record so signed and verified pursuant to Section 8.06(a) shall be conclusive evidence of the matters therein stated.

SECTION 8.07. No Delay of Rights by Meeting.

Nothing contained in this Article Eight shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE NINE

REPORTS BY THE COMPANY, THE GUARANTOR AND THE TRUSTEE AND SECURITYHOLDERS’ LISTS

SECTION 9.01. Securityholders’ Lists.

The Company will furnish or cause to be furnished to the Trustee, semiannually, not later than January 15 and July 15 in each year, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or any of its Paying Agents (other than the Trustee in its capacity as a Paying Agent), as to the names and addresses of the holders of Securities of particular series specified by the Trustee as of a date not more than 15 days prior to the time such information is furnished; provided, however, that if and so long as the Trustee shall be the Registrar, such list shall not be required to be furnished. At the Trustee’s direction, the Company will furnish copies of the same reports to the Depositary.

SECTION 9.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities (i) contained in the most recent list furnished to it as provided in Section 9.01, (ii) received by the Trustee in its capacity as Registrar or a Paying Agent or (iii) filed with it within the preceding two years pursuant to Section 9.04(b). The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

(b) In case three or more holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of such series (in which case the applicants must hold Securities of such series) or with holders of all Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then:

(i) the Trustee shall, within 5 business days after the receipt of such application, at its election, either (A) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Section 9.02(a), or (B) inform such applicants as to the approximate number of holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 9.02(a) and as to the approximate cost of delivering to such Securityholders the form of proxy or other communication, if any, specified in such application; and

(ii) if the Trustee shall elect not to afford to such applicants access to such information pursuant to Section 9.02(b)(i), the Trustee shall, upon the written request of such applicants, deliver to each holder of Securities of such series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 9.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be delivered and of payment, or provision for the payment, of the reasonable expense of delivering, unless within five days after such tender, the Trustee shall deliver to such applicants and file with the SEC, together with a copy of the material to be delivered, a written statement to the effect that, in the opinion of the Trustee, such delivering would be contrary to the best interests of the holder of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law, such written statement to specify the basis of such opinion. If the SEC after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall deliver copies of such material to all such holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor nor the Trustee nor any Paying Agent, Registrar, or any agent of the Company, the Guarantor or of the Trustee shall be held accountable by reason of the disclosure of information as to the names and addresses of the holders of Securities in accordance with the provisions of Section 9.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of delivering any material pursuant to a request made under Section 9.02(b).

SECTION 9.03. Reports by the Company and the Guarantor.

(a) The Company and the Guarantor shall, so long as the Securities are Outstanding:

(i) file with the Trustee, within 30 days after the Company or the Guarantor, as applicable, files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company or the Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if either the Company or the Guarantor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by said SEC, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a Security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations, in each case only in the event such report, information or document is not publicly available on the website of the SEC and only to the extent required by the Trust Indenture Act and related rules and regulations prescribed by the SEC;

(ii) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Company and the Guarantor with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(iii) transmit to all the holders of Securities of each series, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company and the Guarantor with respect to each such series of Securities pursuant to Section 9.03(a)(i) and (ii) as may be required by rules and regulations prescribed from time to time by the SEC.

(b) Delivery of such reports, information and documents to the Trustee under this Section 9.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 9.04. Reports by the Trustee.

(a) The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

ARTICLE TEN

CONCERNING THE TRUSTEE

SECTION 10.01. Rights of Trustee; Compensation and Security and Indemnity.

The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the holders from time to time of the Securities agree:

(a) The Trustee shall be entitled to reasonable compensation for all services rendered by it hereunder (including in any agent capacity in which it acts). The Company agrees to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder. The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own negligence or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall have a lien prior to the Securities as to all property and funds held by the Trustee hereunder except with respect to any funds held in trust for the benefit of the Holders of particular securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate the Trustee and the obligations of the Company to indemnify the Trustee under this Section 10.01(a) shall survive the resignation or removal of the Trustee and any satisfaction and discharge under Article Eleven.

(i) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(v) or (vi) occurs, the expenses (including the charges and expenses of its counsel) and compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or similar laws.

(ii) With respect to investments in money market mutual funds for which The Bank of New York Mellon, in its individual capacity, provides shareholder services, The Bank of New York Mellon (or its affiliates) may also receive and retain additional fees from the mutual funds (or their affiliates) for shareholder services.

(b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company or the Guarantor; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

(d) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in reliance thereon.

(e) The Trustee may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company or the Guarantor, as applicable, as to the adoption of any resolution by the Board of Directors or stockholders of the Company or the Guarantor, and any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by, and whenever in the adminsitration of this Indenture the Trustree shall deem it desirable that a matter be provided or established prior to taking, offering or omitting any action hereunder, the Trustee may rely upon, an Officers’ Certificate of the Company or the Guarantor, as applicable, (unless other evidence in respect thereof be herein specifically prescribed).

(f) The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or the Guarantor with the same rights it would have had if it were not the Trustee or such agent.

(g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or the Guarantor, as the case may be.

(h) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the holder of any Security shall be conclusive and binding in respect of such Security upon all future holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of the Securities of a series, pursuant to any provision of this Indenture, unless one or more of the holders of the Securities of such series shall have offered to the Trustee reasonable security and indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder.

(n) The Trustee may request that the Company and the Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o) The Trustee shall not be deemed to have knowledge or notice of any default or event of default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and, if such notice is provided by the Company or the Guarantor, such notice references the Securities and this Indenture.

(p) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 10.02. Duties of Trustee.

(a) If one or more of the Events of Default specified in Section 6.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding:

(i) unless and until an Event of Default specified in Section 6.01 with respect to the Securities of any series shall have happened which at the time is continuing, (A) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and (B) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of willful misconduct on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable to any holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable to any holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 6.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

(c) None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 10.02.

SECTION 10.03. Notice of Defaults.

Within 90 days after the occurrence thereof, the Trustee shall give to the holders of the Securities of a series notice of each Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to holders unless such Default shall have been cured before the giving of such notice (the term “Default” being hereby defined to be an event specified in Section 6.01, which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 6.01); but, unless such Default is the failure to pay the principal of or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payments as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Securities of such series.

SECTION 10.04. Limitation of Liability.

The right of the Trustee to perform any discretionary act enumerated in this Indenture, or in any other related document, shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

SECTION 10.05. Resignation and Removal of Trustee.

(a) The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to all series of Securities by giving to the Company and to the Guarantor notice in writing and by delivering notice thereof to the holders of Securities then Outstanding. Such resignation shall take effect upon the appointment of a successor trustee and the acceptance of such appointment by such successor trustee. Any Trustee hereunder may be removed with respect to all series of Securities at any time by the filing with such Trustee and the delivery to the Company and to the Guarantor of an instrument or instruments in writing signed by the holders of a majority in principal amount of the Securities then Outstanding, specifying such removal and the date when it shall become effective. The date of effectiveness of any resignation or removal shall be no sooner than 30 days after the notice of resignation or instrument of removal, as applicable, has been delivered to the relevant parties.

(b) Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 10.01 shall survive its resignation or removal.

SECTION 10.06. Eligibility of Trustee; Disqualification.

(a) There shall at all times be a Trustee under this Indenture, and such Trustee shall at all times be a corporation organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having its principal office in New York, New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000. For the purposes of this Section 10.06, the combined capital and surplus of any such Trustee shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Trustee; provided that such reports are published at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority. If such Trustee or any successor shall at any time cease to have the qualifications prescribed in this Section 10.06, it shall promptly resign as Trustee hereunder.

(b) The Trustee shall comply with Section 310(b) of the Trust Indenture Act. If the Trustee has or shall acquire a conflicting interest within the meaning of such Section 310(b), the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 10.07. Successor by Appointment.

(a) In case at any time the Trustee shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor trustee with respect to the Securities (it being understood that any such successor trustee may be appointed with respect to the Securities of all series of Securities then Outstanding and that at any time there shall be only one Trustee with respect to all Securities then Outstanding) may be appointed by the holders of a majority in principal amount of the Securities then Outstanding, by an instrument or instruments in writing signed in duplicate by such holders and filed, one original thereof with the Company, one original thereof with the successor trustee; but, until a successor trustee shall have been so appointed by the holders of Securities of that or those series as herein authorized, the Company by a resolution of its Board of Directors, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Federal bankrutpcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor trustee with respect to the Securities of such series. Subject to the provisions of Section 10.05 and Section 10.06, upon the appointment as aforesaid of a successor trustee with respect to the Securities, the Trustee with respect to the Securities shall cease to be Trustee hereunder. After any such appointment other than by the holders of Securities, the Person making such appointment shall forthwith cause notice thereof to be delivered to the holders of Securities but any successor trustee with respect to the Securities so appointed shall, immediately and without further act, be superseded by a successor trustee appointed by the holders of Securities in the manner above prescribed, if such appointment is made prior to the expiration of one year from the date of the delivering of such notice by the Company, or by such receivers, custodians, trustees or assignees.

(b) If any Trustee with respect to the Securities of one or more series shall resign because of conflict of interest as provided in Section 10.06(b) and a successor trustee shall not have been appointed by the Company or by the holders of the Securities of such series or, if any successor trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee. If in any other case a successor trustee shall not be appointed pursuant to the foregoing provisions of this Section 10.07 within three months after such appointment might have been made hereunder, the holder of any Security of the applicable series or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

(c) Any successor trustee appointed hereunder with respect to the Securities shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, custodians, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder. Nevertheless, on the written request of the Company or of the successor trustee or of the holders of at least 10% in principal amount of the Securities then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor trustee all moneys and properties held by such predecessor Trustee; and, upon request of any such successor trustee, the Company and the Guarantor shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

SECTION 10.08. Successor Trustee by Merger.

Any entity into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any entity with which it or any successor to it shall be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any entity to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity shall be otherwise qualified and eligible under this Article Ten. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to the Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture; provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 10.09. Limitation on Rights of Trustee as Creditor.

If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor).

SECTION 10.10. Right to Rely on Officers’ Certificate.

Subject to Section 10.02, and subject to the provisions of Section 17.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate with respect thereto delivered to the Trustee upon its request therefor or otherwise, and such Officers’ Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 10.11. Appointment of Authenticating Agent.

The Company may appoint an agent (the “Authenticating Agent”) to authenticate the Securities and does hereby appoint Citibank, N.A. as Authenticating Agent. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture.

(a) This Indenture, with respect to the Securities of any series (for purposes of this Article Eleven, meaning Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue), if all series issued under this Indenture are not to be affected, shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for, the rights powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and rights to receive payments of principal of and interest on such Securities) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(A) all Securities of such series theretofore authenticated and delivered (other than (1) Securities of such series that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07, or (2) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation: (1) have become due and payable, or (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company; and

(C) the Company, in the case of Section 11.01(a)(i)(B) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose an amount in the Currency in which such Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities for principal and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged; and

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Trustee under Section 10.01 shall survive, and the obligations of the Company to the Trustee under Section 10.01 and Section 12.05, if money shall have been deposited with the Trustee pursuant to Section 12.09, shall survive such satisfaction and discharge.

SECTION 11.02. Application of Trust Money.

Subject to provisions of Section 12.05, all money deposited with the Trustee pursuant to Section 12.09 shall be held in trust and applied by such party, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01. Applicability of Article.

If, pursuant to Section 3.01, provision is made for the defeasance of Securities of a series under Section 12.02 or covenant defeasance of Securities of a series under Section 12.03, then the provisions of such Section 12.02 or Section 12.03 shall be applicable, except as otherwise specified pursuant to Section 3.01 for Securities of such series. In such case, the Company may at its option, at any time, with respect to the Securities of such series, elect to have either Section 12.02 (if applicable) or Section 12.03 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Twelve. Any such election shall be evidenced by or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

SECTION 12.02. Defeasance and Discharge.

(a) Upon the Company’s exercise of its option (if any) to have this Section 12.02 applied to any series of Securities, the Company and the Guarantor shall each be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section 12.02, on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in Section 12.04, payments in respect of the principal of and interest on such Securities when payments are due;

(ii) the Company’s obligations with respect to such Securities under Section 3.06, Section 3.07, Section 5.02 and Section 5.03, and, if applicable to such Securities pursuant to Section 3.01, any optional redemption, any Mandatory Sinking Fund Payment or any Optional Sinking Fund Payment;

(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and

(iv) this Article Twelve.

(b) Subject to compliance with this Article Twelve, the Company may exercise its option (if any) to have this Section 12.02 applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 12.03 applied to such Securities.

SECTION 12.03. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section 12.03 applied to any series of Securities,

(a) the Company shall be released from its obligations under Section 5.04, Section 5.05 and Section 5.06 (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01); and

(b) the occurrence of any event specified in Section 6.01(a)(iv) (with respect to any of Section 5.04, Section 5.05 and Section 5.06) and Section 6.01(a)(vii) shall be deemed not to be or result in a Default or an Event of Default, in each case with respect to such Securities as provided in this Section 12.03 on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section or other restrictive covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a Covenant Defeasance, payment of the Securities of such series may not be accelerated because of or by reference to the Section or other restrictive covenant specified above in this Section 12.03.

SECTION 12.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent to application of either Section 12.02 or Section 12.03 to the Outstanding Securities of such series:

(a) The Company shall have deposited or caused to be deposited irrevocably with the Paying Agent funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series (i) money in an amount, (ii) Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the opening of business on the due date of any payment, money in an amount, or (iii) a combination of clause (i) and (ii), in each case, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered and addressed to the Trustee sufficient to pay and discharge each installment of principal of and interest on the Outstanding Securities of such series on the dates such installments of interest or principal are due.

(b) If the Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company’s exercise of its option under this Article Twelve would not cause such Securities to be delisted.

(c) No Event of Default or event (including such deposit) that, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing (i) on the date of such deposit or (ii) insofar as Section 6.01(a)(v) and (vi) are concerned, at any time during the period ending on the 90th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (ii) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

(d) In the event of an election to have Section 12.02 apply to any series of Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case of clause (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(e) In the event of an election to have Section 12.03 apply to any series of Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(f) Such Defeasance or Covenant Defeasance shall not (i) cause the Trustee for the Securities of such series to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act.

(g) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 12.02 or the Covenant Defeasance under Section 12.03 (as the case may be) have been complied with.

SECTION 12.05. Repayment to Company.

The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Request any excess moneys or Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 12.07. The provisions of Section 12.09 shall apply to any money held by the Trustee or any Paying Agent under this Article Twelve that remains unclaimed for two years after the Maturity of any series of Securities for which money or Government Obligations have been deposited pursuant to Section 12.04.

SECTION 12.06. Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Government Obligations or the principal or interest received on such Government Obligations pursuant to Section 12.04.

SECTION 12.07. Deposits to Be Held in Escrow.

(a) Any deposits with the Paying Agent referred to in Section 12.04 above shall be irrevocable (except to the extent provided in Section 12.04 and Section 12.09) and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity pursuant to any optional redemption provision, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

(b) If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver to the Company as excess funds pursuant to Section 12.05 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed.

SECTION 12.08. Deposits of Non-U.S. Currencies.

Notwithstanding the foregoing provisions of this Article Twelve, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the Government Obligations to be deposited with the Trustee or Paying Agent under the foregoing provisions of this Article Twelve shall be as set forth in the Board Resolution or established in the supplemental indenture under which the Securities of such series are issued or, if not so set forth, in a Company Order.

SECTION 12.09. Unclaimed Funds.

(a) Neither the Trustee nor any Paying Agent shall be required to pay interest on any money deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company to pay thereon. Any money so deposited for the payment of the principal of or interest on the Securities of any series and remaining unclaimed for two years after the date of the Maturity of the Securities of such series or the date fixed for the redemption of all of the Securities of such series at the time Outstanding, as the case may be, shall be repaid by the Trustee or Paying Agent to the Company upon its written request and thereafter, anything in this Indenture notwithstanding, any rights of the holders of Securities of such series in respect of which such money shall have been deposited shall be enforceable only against the Company (or, with respect to the Guarantee, the Guarantor), and all liability of the Trustee or any Paying Agent with respect to such money shall thereafter cease.

(b) Subject to the provisions of this Section 12.09, any money which at any time shall be deposited by the Company or on its behalf with the Trustee or Paying Agent for the purpose of paying the principal of and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or Paying Agent in trust for the respective holders of the Securities for the purpose for which such money has been deposited; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE THIRTEEN

IMMUNITY OF CERTAIN PERSONS

SECTION 13.01. No Personal Liability.

No recourse shall be had for the payment of the principal of or interest on any Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor entity, either directly or through the Company, the Guarantor or any successor entity, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture, the Securities and the Guarantee are solely corporate (or equivalent) obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor entity, either directly or through the Company, the Guarantor or any successor entity, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities or the Guarantee endorsed thereon, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and the Guarantee endorsed thereon and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE FOURTEEN

SINKING FUNDS

SECTION 14.01. Applicability of Article.

(a) Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities shall be applicable to the Securities of a series if so specified as contemplated by Section 3.01 for Securities of such series.

(b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 14.03. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 14.02. Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted Optional Sinking Fund Payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited; provided further that, in the case of clause (a) above, with respect to any Outstanding Securities so delivered, and in the case of clause (b) above, with respect to any such Securities so credited, such Outstanding Securities or Securities, as the case may be, be Securities subject to the sinking fund payment required to be made with respect to the Securities of such series. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 14.03. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 14.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days before each such sinking fund payment date the Trustee in accordance with the procedures of the Depositary shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 17.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 4.05 and Section 4.06.

ARTICLE FIFTEEN

SUPPLEMENTAL INDENTURES

SECTION 15.01. Without Consent of Securityholders.

(a) The Company (when authorized by or pursuant to a Board Resolution), the Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(i) to add to the covenants and agreements of the Company or the Guarantor, to be observed thereafter and during the period, if any, expressed in such supplemental indenture or indentures, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company or the Guarantor;

(ii) to delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Section 2.01 and Section 3.01 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the holders of such Securities in connection therewith;

(iii) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding

Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(iv) to evidence the succession or successive successions of another entity to the Company or the Guarantor to the extent permitted by this Indenture, and the assumption by a successor, transferee or lessee entity of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture;

(v) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder, pursuant to the requirements of Section 10.07(a) or (b);

(vi) to cure any ambiguity or to correct or supplement any provision with respect to Securities of any series contained in this Indenture which may be defective or inconsistent with any other provision contained in this Indenture, or to make any other provision in regard to matters or questions arising under this Indenture which the Company and the Guarantor may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Outstanding Securities of the affected series;

(vii) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company or the Guarantor may be required to convey, transfer, assign, mortgage or pledge in accordance with the provisions of Section 5.04 and Section 16.04;

(viii) to prohibit the authentication and delivery of additional series of Securities;

(ix) to establish the form and terms of the Securities of any series as permitted in Section 3.01, or to authorize the issuance of additional Securities of a series previously authorized; or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed with respect to a series to be issued.

(b) Subject to the provisions of Section 15.03, the Trustee is authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

(c) Any supplemental indenture authorized by the provisions of this Section 15.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 15.02.

SECTION 15.02. With Consent of Securityholders; Limitations.

(a) With the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities affected by such supplemental indenture, such affected Outstanding Securities within each series voting separately from any other series, the Company (when authorized by a Board Resolution), the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Security affected thereby:

(i) extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon, or (except as required pursuant to a change in applicable law) change the Currency in which the principal of or interest on such Security is denominated or payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of the acceleration of the Maturity thereof pursuant to Section 6.02; or

(iv) modify any of the provisions of this Section 15.02, Section 6.06 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby; provided, however, that this Section 15.02(a)(iv) shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 15.02 and Section 6.07, or the deletion of this proviso, in accordance with the requirements of Section 10.07.

(b) A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

(c) It shall not be necessary for the consent of the Securityholders under this Section 15.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) The Company may set a record date for purposes of determining the identity of the holders of each series of Securities entitled to give a written consent as authorized or permitted by this Section 15.02. Such record date shall not be more than 30 days prior to the first solicitation of such consent or the date of the most recent list of holders furnished to the Trustee prior to such solicitation.

(e) If any supplemental indenture requiring consent of the Securityholders pursuant to this Section 15.02 is not filed with the SEC promptly after the execution by the Company, the Guarantor and the Trustee of such supplemental indenture, the Company shall deliver a notice, setting forth in general terms the substance of such supplemental indenture, to the holders of Securities of the applicable series at their addresses as the same shall then appear in the Register of the Company. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 15.03. Trustee Protected.

(a) Upon the request of the Company, accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 17.01 and by:

(i) a supplemental indenture duly executed on behalf of the Company and the Guarantor;

(ii) a copy of the Board Resolutions authorizing the execution of said supplemental indenture;

(iii) an Opinion of Counsel and an Officers’ Certificate, stating that said supplemental indenture complies with, and that the execution thereof is authorized or permitted by, the provisions of this Indenture; and

(iv) if said supplemental indenture shall be executed pursuant to Section 15.02, evidence of the consent thereto of the Securityholders required to consent thereto as in Section 15.02.

(b) The Trustee shall join with the Company and the Guarantor in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture.

SECTION 15.04. Effect of Execution of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article Fifteen, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 15.05. Notation on or Exchange of Securities.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Fifteen may bear a notation in form as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the holders of the Securities.

SECTION 15.06. Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to the provisions of this Article Fifteen shall conform to the requirements of the Trust Indenture Act.

ARTICLE SIXTEEN

GUARANTEE

SECTION 16.01. Unconditional Guarantee.

(a) The Guarantor does hereby fully and unconditionally guarantee (the “Guarantee”) to the holders all payments on the Securities when due, in accordance with the provisions of this Indenture, as provided below.

(b) The Guarantor hereby waives notice of acceptance of the Guarantee and of Default of performance by the Company, and hereby agrees that payment under the Guarantee shall be subject to no condition other than the giving of a written request for payment, stating the fact of Default of performance, in the manner provided in Section 17.03. This Guarantee is a guarantee of payment and not of collection.

(c) The obligations of the Guarantor under the Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Securities; (2) any waiver of any Event of Default, extension of time or failure to enforce any of the Securities; or (3) any extension, moratorium or other relief granted to the Company pursuant to any applicable law or statute.

(d) The Guarantor shall be obligated to make payment under the Guarantee, for the benefit of the holders, at the same address as the Company is obligated to make payment.

(e) Subject to clause (f) below, the Guarantor hereby agrees that:

(i) the Securities will be paid strictly in accordance with the terms of this Indenture, regardless of the value, genuineness, validity, regularity or enforceability of the Securities, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee with respect thereto; and

(ii) the liability of the Guarantor to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreement or otherwise, and howsoever arising, whether out of action or inaction or otherwise and whether resulting from Default, willful misconduct, negligence or otherwise, and without limiting the foregoing, irrespective of:

(A) any lack of validity or enforceability of any agreement or instrument relating to the Securities;

(B) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Securities, or any other amendment or waiver of or consent to any departure from any other agreement relating to any Securities;

(C) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the indebtedness;

(D) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Securities;

(E) the absence of any action on the part of the Trustee to obtain payment of the Securities from the Company;

(F) any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of the Company, including, without limitation, rejection of the Securities in such bankruptcy; or

(G) the absence of notice or any delay in any action to enforce any Securities or to exercise any right or remedy against the Guarantor or the Company, whether hereunder, under any Securities or any agreement or any indulgence, compromise or extension granted.

(f) Notwithstanding anything to the contrary in this Guarantee, the Guarantor does not waive any defense that would be available to the Company based on a breach, default or misrepresentation by the Trustee, or failure of any condition to the Company’s obligations under this Indenture or the illegality of any provision of this Indenture.

(g) The Guarantor further agrees that, to the extent that the Company or the Guarantor makes a payment or payments to the Trustee, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or the Guarantor or their respective estate, trustee, receiver or any other party under any federal bankruptcy laws, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guarantee and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 16.02. Execution and Delivery of Guarantee.

(a) If an officer whose signature is on this Indenture or the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed or at any time thereafter, the Guarantee shall be valid nevertheless.

(b) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 16.03. Waiver of Subrogation. The Guarantor shall be subrogated to all rights of the holders of Securities and the Trustee against the Company in respect of any amounts paid to such holders by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, interest on and additional interest, if any, payable in respect of all Securities of the same series issued under such Indenture shall have been paid in full.

SECTION 16.04. Restrictions on Sales of Voting Stock of Certain Significant Subsidiaries.

(a) The Guarantor will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or shall hereafter be acquired, without effectively providing that the Securities (together with, if the Guarantor shall so determine, any other indebtedness or obligations of the Guarantor or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. For the purposes of the foregoing, pledging, placing a lien on or creating a security interest in any shares of Voting Stock of a Significant Subsidiary in order to secure then outstanding Indebtedness of the Guarantor or any Subsidiary shall be deemed to be the incurrence, issuance, assumption or guarantee (as the case may be) of such Indebtedness, but the foregoing shall not apply to Indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including extensions, renewals and replacements of such Indebtedness without increase in the amount thereof.

(b) For the purposes of Section 16.04(a), the term “Voting Stock” shall mean capital stock the holders of which have general voting power under ordinary circumstances to elect a majority of the board of directors of a corporation, or substantially equivalent interests in the case of an entity other than a corporation; provided that, for the purposes hereof, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

(c) For the purposes of Section 16.04(a), the term “Significant Subsidiary” shall mean a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

(i) The Guarantor’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(ii) The Guarantor’s and its other Subsidiaries’ proportionate share of the total assets (after inter-company eliminations) of the Subsidiary exceeds 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(iii) The Guarantor’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Guarantor and its Subsidiaries consolidated for the most recently completed fiscal year.

(d) For the purposes of making the prescribed income test in Section 16.04(c)(iii), the following shall be applicable:

(i) When a loss has been incurred by either the Guarantor and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary shall be excluded from the income of the Guarantor and its Subsidiaries consolidated for purposes of the computation; and

(ii) If income of the Guarantor and its Subsidiaries consolidated for the most recent fiscal year is at least 10% lower than the average of the income for the last five fiscal years, such average income shall be substituted for purposes of the computation. Any loss years shall be omitted for purposes of computing average income.

SECTION 16.05. Restrictions on Merger, Consolidation, Sale and Lease of Assets.

(a) Except as provided in Section 17.05, the Guarantor will not consolidate with any other entity or accept a merger of any other entity into the Guarantor or permit the Guarantor to be merged into any other entity, or sell other than for cash or lease all or substantially all its assets to another entity, unless:

(i) in the case where the Guarantor shall consolidate with or merge into another entity or sell other than for cash or lease all or substantially all of its assets to another entity, the entity formed by such consolidation or into which the Guarantor is merged or the entity which acquires other than for cash, or which leases, all or substantially all of the assets of the Guarantor, shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) either the Guarantor shall be the continuing entity, or the successor, transferee or lessee entity (if other than the Guarantor) shall expressly assume, by supplemental indenture satisfactory to the Trustee, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale or lease, the full and unconditional guarantee of the due and punctual payment of the principal of and interest on all the Securities, according to their tenor and the due and punctual performance and observance of all other obligations to the holders and the Trustee under this Indenture or under the Securities to be performed or observed by the Guarantor;

(iii) immediately after such merger, consolidation, sale or lease, the Guarantor or the successor, transferee or lessee entity (if other than the Guarantor) would not be in default in the performance of any covenant or condition of this Indenture; and

(iv) after giving effect to such merger, consolidation, sale or lease, neither the Guarantor nor any successor will be required to register as an “investment company” under the Investment Company Act.

(b) Upon any consolidation with or merger into any other entity, or any sale, conveyance or lease of all or substantially all of the assets of the Guarantor in accordance with this Section 16.05, the successor entity formed by such consolidation or into or with which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor entity had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Guarantor shall be relieved of all obligations and covenants under the Guarantee.

SECTION 16.06. Assumption by Guarantor.

The Guarantor may, without the consent of the holders, assume all of the rights and obligations of the Company hereunder with respect to any Securities and under such Securities if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and shall be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Company and the Company shall be released from its liabilities hereunder and under such Securities as obligor on such Securities.

SECTION 16.07. Article Sixteen Applicable to Paying Agent. At any time that a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article Sixteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Sixteen in addition to or in place of the Trustee.

SECTION 16.08. No Suspension of Remedies. Nothing contained in this Article Sixteen shall limit the right of the Trustee or the holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law.

ARTICLE SEVENTEEN

MISCELLANEOUS PROVISIONS

SECTION 17.01. Certificates and Opinions as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 5.06) shall include: (i) a statement that the Person making giving such certificate or opinion has read such covenant or condition; (ii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iii) a statement as to whether or not, in the view of such Person, such condition or covenant has been complied with.

(c) Any certificate or statement of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to the matters upon which his or her certificate or statement is based are erroneous.

(d) Any certificate or statement of an officer of the Company or the Guarantor may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate or statement may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e) In any case where several matters are required to be certified by any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify as to such matters in one or several documents.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 17.02. What Constitutes Action by Board of Directors.

Whenever action is required by this Indenture by the Board of Directors of the Company or the Guarantor and there is at the time constituted a committee of the Board of Directors duly authorized to take such action, or a committee of officers or other representatives of the Company or the Guarantor so authorized by the Board of Directors, such action by such a committee shall be deemed to be the action of the Board of Directors and shall be sufficient for all purposes of this Indenture where action by the Board of Directors is specified.

SECTION 17.03. Notices to the Company, Guarantor and Trustee.

(a) Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Company, the Guarantor or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered or telefaxed to:

(i) the Company, at 388 Greenwich Street, New York, New York 10013 (fax no. (646) 291-5542, Attn: General Counsel or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company; and

(ii) the Guarantor, at 388 Greenwich Street, New York, New York 10013 (fax no.: (212) 793-5629) with a copy to Citigroup Inc., One Court Square, 45th Floor, Long Island City, New York 11120, Attn: Associate General Counsel – Capital Markets (fax no.: (718) 248-2705) or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company; and

(iii) the Trustee, at the Corporate Trust Office.

(b) Any such notice or demand shall be in the English language.

(c) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 17.04. Notices to Securityholders; Waiver.

(a) Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),

(i) if to registered holders, if given in writing by first class mail, postage prepaid, or by carrier service, to such holders at their addresses as the same shall appear on the Register of the Company or, with respect to any series of Securities issued in book-entry form, if given to the Depositary in accordance with its procedures; and

(ii) in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder shall affect the sufficiency of such notice with respect to other holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

SECTION 17.05. Consolidation, Merger, Sale or Lease.

(a) Subject to the provisions of Section 5.05 or Section 16.05, nothing contained in this Indenture or in the Securities shall be deemed to prevent the consolidation or merger of the Company or the Guarantor with or into any other entity, or the merger into the Company or the Guarantor of any other entity, or the sale or lease by the Company or the Guarantor of their respective property and assets as, or substantially as, an entirety or otherwise.

(b) Upon any consolidation or merger, or any sale, other than for cash, or lease of all or substantially all or the assets of the Company or the Guarantor in accordance with the provisions of Section 5.05 or Section 16.05, the entity formed by such consolidation or into which the Company or the Guarantor shall have been merged or to which such sale or lease shall have been made shall succeed to and be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as a party hereto, and thereafter from time to time such entity may exercise each and every right and power of the Company or the Guarantor, as applicable, under this Indenture, in the name of the Company or the Guarantor, or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Company or the Guarantor may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Company or the Guarantor hereunder. In the event of any such sale or conveyance, but not any such lease, the Company or the Guarantor (or any successor entity which shall theretofore have become such in the manner described in Section 5.05 or Section 16.05) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

SECTION 17.06. Trust Indenture Act to Control.

If any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provisions shall control.

SECTION 17.07. Force Majeure.

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service disruptions, labor disputes, acts of civil or military authority, terrorism, or governmental, judicial or regulatory actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

SECTION 17.08. Legal Holiday.

Unless otherwise specified pursuant to Section 3.01 or Section 3.10, in any case where the Maturity Date of any Security of any series shall not be a business day at any Place of Payment for the Securities of that series, then payment of principal or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding business day at such Place of Payment with the same force and effect as if made on such Maturity Date and no interest shall accrue on such payment for the period from and after such Maturity Date, as the case may be, to such business day if such payment is made or duly provided for on such business day.

SECTION 17.09. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, to the fullest extent permitted by law, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

SECTION 17.10. Benefits of Indenture.

Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their permitted successors and assigns and the holders, from time to time, of the Securities any benefit or any legal or equitable right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their permitted successors and assigns and of the holders of the Securities.

SECTION 17.11. Counterparts Originals.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 17.12. Governing Law, Etc.

(a) This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

(b) Each of the holders, the Company, the Guarantor and the Trustee hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each of the Company and the Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 17.13. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTOR, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.,
as Company

By:
Name:
Title:

CITIGROUP INC.,
as Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

APPOINTMENT PURSUANT TO SECTION 3.05 AND
SECTION 10.11 ACKNOWLEDGED AND ACCEPTED
AND OBLIGATIONS PURSUANT TO SECTION 5.03(C)
ACKNOWLEDGED AND AGREED

CITIBANK, N.A.,
as Registrar, Paying Agent and Authenticating Agent

By:
Name:
Title:

EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (DTC) TO ITS NOMINEE OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED NO.	STATED PRINCIPAL AMOUNT $ CUSIP:

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

PAYMENTS DUE FROM CITIGROUP GLOBAL MARKETS HOLDINGS INC.

FULLY AND UNCONDITIONALLY GUARANTEED

BY CITIGROUP INC.

[TITLE OF SECURITIES]

CITIGROUP GLOBAL MARKETS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the “Company”), for value received, hereby promises to pay and/or deliver to CEDE & CO. or registered assigns (a) on the Maturity Date specified in the pricing supplement attached hereto and delivered herewith (together with the related prospectus supplement(s) and base prospectus, the “Related Prospectus”) (or on such earlier date or dates as may be provided in the Related Prospectus), the amount in cash and/or the number of securities, as applicable, due with respect to the stated principal amount then outstanding, as provided in the Related Prospectus, in the currency specified in the Related Prospectus, and (b) if applicable, on each Interest Payment Date (or any other date specified in the Related Prospectus), the amount of interest or any other amount due on the stated principal amount then outstanding, as described in the Related Prospectus.

The cash amounts payable hereon are payable by the Company in the currency specified in the Related Prospectus. If other than U.S. dollars, the Company will arrange for payments in respect hereof to be made as described in the Related Prospectus.

The payments and/or deliveries due on this Note are fully and unconditionally guaranteed by Citigroup Inc. (the “Guarantor”).

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND IN THE RELATED PROSPECTUS. THE PROVISIONS SET FORTH ON THE REVERSE HEREOF AND IN THE RELATED PROSPECTUS ARE INCORPORATED HEREIN AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS NOTE.

This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by Citibank, N.A., or its successor, as authentication agent.

IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated:

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By

[Seal]

Attest
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated:            , 20

CITIBANK, N.A., as authentication agent

By

(REVERSE OF SECURITY)

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

PAYMENTS DUE FROM CITIGROUP GLOBAL MARKETS HOLDINGS INC.

FULLY AND UNCONDITIONALLY GUARANTEED

BY CITIGROUP INC.

General

This Note is one of a series of duly authorized debt securities of the Company (the “Securities”) issued or to be issued in one or more series under an indenture, dated as of             , 2016, as such indenture may be amended from time to time (the “Indenture”), between the Company, the Guarantor and The Bank of New York Mellon (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The payments and/or deliveries due on the Securities are fully and unconditionally guaranteed by the Guarantor.

The Notes are in registered form without coupons. The authorized denominations of the Notes are as specified in the Related Prospectus.

Each Note will be issued initially as a book-entry Note, and will not be exchangeable for certificated or definitive Notes, except as otherwise provided in the Indenture or specified in the Related Prospectus.

If this Note is an amortizing Note, as indicated in the Related Prospectus, a portion or all the stated principal amount of the Note is payable prior to the Maturity Date in accordance with a schedule, by application of a formula, or by reference to a measure specified in the Related Prospectus.

If the holder of this Note may receive securities or other non-cash payment at Maturity of this Note (or earlier if and to the extent so provided in the Related Prospectus), such payment will be calculated and paid in accordance with the terms and conditions specified in the Related Prospectus.

All other terms and conditions of this Note, including, but not limited to, the applicability of any survivor’s option, optional interest rate reset, renewable maturity, extension of the Maturity Date or optional redemption, repayment or repurchase, will be as described in the Related Prospectus.

Other Terms

As provided in the Indenture and subject to certain limitations therein set forth, when this Note is presented to the Registrar with a request to register the transfer of this Note or to exchange this Note for an equal stated principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that this Note shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as this Note.

No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charges payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Article Four of the Indenture).

Prior to the due presentation for registration of transfer of this Note, the Company, the Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the holder hereof as the absolute owner hereof for the purpose of receiving payment of principal of and interest hereon and for all other purposes whatsoever, whether or not this Note is overdue, and none of the Company, the Guarantor, the Trustee, the Paying Agent or the Registrar or the Security Custodian shall be affected by notice to the contrary.

If an Event of Default with respect to the Notes shall have occurred and be continuing, the amount described in the Related Prospectus may be declared due and payable in the manner and with the effect provided in the Indenture.

If (i) this Note shall become mutilated and be surrendered to the Trustee at the Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of this Note, and there is delivered to the Company and the Trustee security and indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee has received notice that this Note has been acquired by a protected purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of this Note, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. In case this Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on this Note in accordance with its terms. Upon the issuance of any new Security under this paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

The Indenture permits, with certain exceptions as therein provided, the Company, the Guarantor and the Trustee to enter into, from time to time and at any time, an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities to be affected, with the consent of the holders of not less than a majority in aggregate principal amount of Outstanding Securities that are affected thereby, such affected Outstanding Securities within each series voting separately from any other series.

The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences, as more fully described in the Indenture. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Security.

Holders of this Note may not enforce their rights pursuant to the Indenture or this Note except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay and/or deliver the amount(s) due on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and all terms used in this Note that are defined in the Related Prospectus shall have the meanings assigned to them in the Related Prospectus. In the event of any inconsistency between the definitions in the Indenture and the definitions in the Related Prospectus, the Related Prospectus shall govern.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	-as tenants by the entireties		(Cust)		(Minor)
JT ENT	-as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other

Identifying Number of Assignee

Please Print or Type Name and Address Including Zip Code of Assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of Citigroup Global Markets Holdings Inc. with full power of substitution in the premises.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.